Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated November 21, 2024, with respect to our audits of Liquidmetal Technologies, Inc. and Subsidiaries’ (the “Company”) consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended, in the Company’s Form S-1.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

Irvine, California

November 21, 2024